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CUSIP NO.        20902E106                 13G              PAGE  7 OF   8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G


                                 May 30, 1997



         MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                  MORGAN STANLEY ASSET MANAGEMENT INC.


BY:           /s/ Donald P. Ryan
                  --------------------------------------------------------------
                  Donald P. Ryan/ Vice President Morgan Stanley Asset
                                  Management Inc.


                  MORGAN STANLEY GROUP INC.


BY:           /s/ Bruce Bromberg
                  --------------------------------------------------------------
                  Bruce Bromberg/ Morgan Stanley & Co.,
                  Incorporated